EXHIBIT 99.5

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NetRatings Inc.

We consent to the incorporation by reference in the registration statements, (No. 333-98857 & 333-38030) on Form S-8 and (No. 333-90160 & 333-99283) on Form S-3, of NetRatings, Inc. of the free translations of our French language report dated June 5, 2001 relating to the consolidated balance sheet of NetValue, S.A. and subsidiaries as of December 31, 2000, and the related consolidated statements of earnings and cash flows for each of the two years in the period ended December 31, 2000, and our French language report dated June 12, 2002 relating to the consolidated balance sheet of NetValue, S.A. and subsidiaries as of December 31, 2001, and the related consolidated statements of earnings and cash flows for each of the two years in the period ended December 31, 2001, which reports appear in the form 8-K of Netratings, Inc. dated October 21, 2002.

The above referenced financial statements were prepared in accordance with accounting principles generally accepted in the Republic of France and our audits were conducted in accordance with auditing standards applicable in France.

KPMG Audi Division of KPMG SA

/s/ FRÉDÉRIC QUÉLIN
Partner

Paris, France
October 21, 2002